Exhibit 15

November 3, 2014

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549
Re:    JPMorgan Chase & Co.
Registration Statements on Form S-3
(No. 333-177923)
(No. 333-191692)
Registration Statements on Form S-8
(No. 333-185584)
(No. 333-185582)
(No. 333-185581)
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)

Commissioners:
We are aware that our report dated November 3, 2014 on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of September 30, 2014, and the related consolidated statements of income and comprehensive income for the three-month and nine-month periods ended September 30, 2014 and September 30, 2013, and the consolidated statements of changes in stockholders' equity and cash flows for the nine-month periods ended September 30, 2014 and September 30, 2013, included in the Firm's Quarterly Report on Form 10-Q for the period ended September 30, 2014 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

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